STOCKHOLDERS AGREEMENT
CONSENT, JOINDER AND ASSIGNMENT
Effective as of April 27, 2017

Reference is hereby made to the Stockholders Agreement, dated and effective as of February 4, 2015 (as amended, the “Stockholders Agreement”), among Shake Shack Inc. (“PubCo”), SSE Holdings, LLC (“HoldCo”) and other persons named as parties therein. All defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.
Flug 2015 GS Trust U/A/D 12/29/15 hereby acknowledges that it has received and reviewed a complete copy of the Stockholders Agreement and agrees that, upon execution of this Consent, Joinder and Assignment, Flug 2015 GS Trust U/A/D 12/29/15 shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto, and Flug 2015 GS Trust U/A/D 12/29/15 shall be included as Management Stockholder under the Stockholders Agreement.
All terms and conditions of the Stockholders Agreement are hereby incorporated by reference in this Consent, Joinder and Assignment as if set forth herein in full.
All notices under the Stockholders Agreement to Flug 2015 GS Trust U/A/D 12/29/15 shall be directed to:
[Name]
[Address]
[City, State, Zip Code]
[Attn.]
[Facsimile]
[E-mail]

IN WITNESS WHEREOF, the parties hereto have executed this Consent, Joinder, and Assignment to Stockholders Agreement effective as of the date first above written.

SHAKE SHACK INC.
By:	/s/ Ronald Palmese Jr.
Name:	Ronald Palmese Jr.
Title:	Senior Vice President, General Counsel, and Corporate Secretary

SSE HOLDINGS, LLC
By:	/s/ Ronald Palmese Jr.
Name:	Ronald Palmese Jr.
Title:	Senior Vice President, General Counsel, and Corporate Secretary

FLUG 2012 GS TRUST U/A/D 9/4/12
By:	GULF FIVE FIDUCIARY MANAGEMENT CORP., Trustee
	By:	/s/ Sheryl Flug
	Name:	Sheryl Flug
	Title:	President

FLUG 2015 GS TRUST U/A/D 12/29/15
By:	GULF FIVE FIDUCIARY MANAGEMENT CORP., Trustee
	By:	/s/ Sheryl Flug
	Name:	Sheryl Flug
	Title:	President